UNITES STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

NEPHROS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-32288 (Commission File Number)	13-3971809 (IRS Employer Identification No.)

380 Lackawanna Place, South Orange, New Jersey 07079 (Address of principal executive offices, including ZIP code)

(201) 343-5202 (Registrant’s telephone number, including area code)

41 Grand Avenue, River Edge, New Jersey 07661
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2018, Nephros, Inc., a Delaware corporation (the “Company”) entered into a Secured Promissory Note in the original principal amount of $1,187,000 (the “Note”) with Tech Capital, LLC (the “Lender”).

Upon signing, the Company paid Lender a loan fee of $5,935.00, or 0.50% of the principal balance. The Company intends to use the proceeds from the Note to refinance all of the existing indebtedness outstanding under the Company’s 11% unsecured promissory notes issued pursuant to that certain Note and Warrant Agreement dated June 3, 2016 with various purchasers, in the original aggregate principal amount of approximately $1,187,000.

The maturity date of the Note is April 1, 2023. The unpaid principal balance accrues interest at a rate of 8.00% per annum. Principal and interest payments, accrued in arrears, are due on the first day of each month commencing on May 1, 2018. If any installment is more than 10 days past due, Lender may collect a charge equal to the greater of $15.00 or 5.00% of the late payment for each month in which it is due. Upon any event of default under the Note, the interest rate may be increased by Lender by an additional 3.00%. The Company may prepay all obligations under the Note at any time.

The Note is subject to the terms and conditions of and is secured by security interests granted by Company in favor of Lender under the Loan and Security Agreement between the Company and Lender, dated August 16, 2017 and all of the riders and amendments thereto (the “Loan Agreement”), which is further described in the Company’s Current Report on Form 8-K filed August 23, 2017. An event of default under such Loan Agreement shall be an event of default under the Note, and vice versa. In the event the principal balance under the Loan Agreement is due, all amounts due under the Note shall also be due.

The preceding description of the Note is qualified in its entirety by reference to the entire text of the Note, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Secured Promissory Note dated March 27, 2018, between Nephros, Inc. and Tech Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: March 30, 2018	By:	/s/ Andrew Astor
Andrew Astor
Chief Financial Officer